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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-00000) pertaining to The Geon Company 1998 Interim Stock Award Plan of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of The Geon Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP



Cleveland, Ohio
June 15, 1999